James Scheifley & Associates, PC
Certified Public Accountants & Consultants
P.O. Box 2158
Dillon, CO




January 10, 2001



Walter Galdenzi, President
JNS Marketing, Inc.
17776 Tomball Parkway
Houston, TX 77064

Dear Mr. Galdenzi:

This is to confirm tha the client-auditor relationship between JNS Marketing, Inc. (commission File Number (0-13215) and James Scheifley & Associates, PC has ceased.

Sincerely,


/s/ James Scheifley & Associates, PC
------------------------------------

James Scheifley & Associates, PC


C:  Office fo the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission